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                                                                    EXHIBIT 10.6

                                 FIRST AMENDMENT
                                       TO
                             COOPER INDUSTRIES, INC.
                               SUPPLEMENTAL EXCESS
                              DEFINED BENEFIT PLAN

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") maintains the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan (hereinafter referred to as the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of August 30, 2001, as follows:

         1. Section 1.1(9)(a) of the Plan is hereby amended to change "20%" to "25%".

         2. Section 1.1(9)(c) of the Plan is hereby amended in its entirety to read as follows:

                  (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         3. Section 1.1(20) of the Plan is hereby amended in its entirety to read as follows:

                  (20)     The term "PERSON" shall have the meaning given in
         Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the

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         Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

         4. Article VII of the Plan is hereby amended in its entirety to read as follows:

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

                  The Company may amend, modify, suspend or terminate (individually or in the aggregate, a "Change") this Plan by action of the Plans Administration Committee for any purpose except that: (i) no Change shall adversely affect any Participant who is receiving supplemental benefits under the Plan or who has accrued a supplemental benefit under the Plan, unless an equivalent benefit is otherwise provided under another plan or program sponsored by an Employer or Affiliate; and (ii) no Change to Article VII or Article X of the Plan shall be made during the two-year period beginning upon the occurrence of a Change in Control if such Change would be adverse in any manner to the rights or expectancies of any Participant under an outstanding Award.

         5. The Plan is hereby amended to add an Article X at the end thereof as follows:

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                                    ARTICLE X

                                CHANGE IN CONTROL

                  10.1 Termination of Employment. If a Participant's employment is terminated by the Company other than for Cause or by the Participant for Good Reason (each as defined below), in each case during the two-year period commencing upon the occurrence of a Change in Control, then such Participant's benefit under this Plan shall be calculated as if such Participant was fully vested in the Cooper Salaried Plan.

                  10.2 Cause. For purposes of this Article X, "Cause" shall mean
         (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and
         (ii) of this definition, (x) no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

                  10.2 Good Reason. For purposes of this Article X, "Good Reason" shall mean (i) a reduction by the Company in the Participant's annual base salary as in effect on the date hereof or as the same may be increased from time to time or (ii) the relocation of the Participant's principal place of employment to a location which increases the Participant's one-way commuting distance by more than 50 miles or the Company's requiring the Participant to be based anywhere other than the Participant's principal place of employment immediately prior to the Change in Control (or permitted relocation thereof) except for required travel on the Company's business to an

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         extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control.

Executed this 30th day of August, 2001.

                                       COOPER INDUSTRIES, INC.

                                       By /s/ David R. Sheil
                                          --------------------------------------
                                       Title: Senior Vice President,
                                              Human Resources

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